[LETTERHEAD OF HAWKINS ACCOUNTING]

                      CONSENT OF THE INDEPENDENT ACCOUNTANT
                      -------------------------------------


As the independent auditor for Duro Enzyme Products, Inc., I hereby consent to the incorporation by reference in this From 10Q Statement of my report, relating to the reviewed Financial statements dated February 7, 2002 for the period of October 1, 2001 to December 31, 2001.


                                              /s/  Hawkins Accounting

February 11, 2002